Exhibit 99.1

Innodata Reports Second Quarter 2020 Results

NEW YORK – August 6, 2020 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter and the six months ended June 30, 2020.

•	Total revenue was $13.9 million in the second quarter of 2020, a 5% decline from $14.5 million in the first quarter of 2020. Total revenue was $13.6 million in the second quarter of 2019.

•	Net loss was $0.6 million in the second quarter of 2020, or $(0.02) per basic and diluted share, compared to a net loss of $0.4 million, or $(0.01) per basic and diluted share, in the first quarter of 2020 and a net loss of $0.7 million, or $(0.03) per basic and diluted share, in the second quarter of 2019.

•	For the first six months of 2020, total revenue was $28.4 million, an increase of 4% from $27.3 million in the first six months of 2019. Net loss was $0.9 million, or $(0.04) per basic and diluted share, in the first six months of 2020. Net loss was $1.1 million, or $(0.04) per basic and diluted share, in the first six months of 2019.

•	Cash and cash equivalents were $13.5 million at June 30, 2020, compared to $10.9 million at December 31, 2019.

•	99% of Innodata’s global team members are presently deployed, with approximately 95% working remotely.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts.

Jack Abuhoff, CEO, said, “We are pleased that total revenue in the second quarter of 2020 is up 2% from the second quarter of 2019 despite the challenging environment. While we saw some revenue disruption in the quarter and about $400,000 of business continuity plan (BCP) costs, both due to COVID-19, we are increasingly confident that we are positioned to accomplish a great deal this year, including:

•	growing both our Synodex and Agility platform businesses;
•	landing dozens of new customers in the AI data annotation market, an emerging market that we only began targeting in Q4 last year and that AI market intelligence firm Cognilytica expects to grow from $1.9 billion this year to $3.2 billion by 2023; and
•	substantially reducing our operating costs by approximately $2 million in 2020 and $2.6 million in 2021 (each compared to 2019 and after giving effect to forecasted BCP costs).

I look forward to presenting additional context and proof-points around each of these assertions on our analyst call today.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-866-548-4713 (Domestic)
1-323-794-2093 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on both: 1289077

It is recommended that participants dial in approximately 10 minutes prior to the start of the call.  Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,000 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as “project,” “believe,” “expect,” “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” “anticipate,” “indicate,” “forecast,” “predict,” “likely,” “goals,” “optimistic,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof.

These forward-looking statements are based on management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, the expected or potential effect of the novel coronavirus (COVID-19) pandemic and the responses of governments, the general global population, our customers, and the Company thereto; that contracts may be terminated by clients; projected or committed volumes of work may not materialize; continuing Digital Data Solutions segment reliance on project-based work and the primarily at-will nature of such contracts and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; potential inability to replace projects that are completed, canceled or reduced; our dependency on content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint venture and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; a continued downturn in or depressed market conditions, whether as a result of the COVID-19 pandemic or otherwise; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans that give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; our use of and reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, client, employee or Company information, or service interruptions; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, uncertainty around the COVID-19 pandemic and the effects of the global response thereto and the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 16, 2020, or as updated or amended by our other filings with the Securities and Exchange Commission. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Services and Solutions	$11,059	$10,967	$22,750	$22,168
SaaS Platforms	2,804	2,672	5,643	5,165
Total	13,863	13,639	28,393	27,333

Direct operating costs	9,438	9,443	19,109	18,892
Foreign exchange loss	244	132	316	243
	9,682	9,575	19,425	19,135

Gross Profit	4,181	4,064	8,968	8,198
Operating expenses:
Research and development	357	344	669	702
Selling and marketing	1,768	2,121	3,922	3,806
General and administrative	2,437	2,160	4,707	4,730
	4,562	4,625	9,298	9,238

Loss before provision for income taxes	(381)	(561)	(330)	(1,040)
Provision for income taxes	169	100	574	72
Consolidated net loss	(550)	(661)	(904)	(1,112)
Income (loss) attributable to non-controlling interests	7	(8)	18	(7)
Net loss attributable to Innodata Inc. and Subsidiaries	$(557)	$(653)	$(922)	$(1,105)

Loss per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.02)	$(0.03)	$(0.04)	$(0.04)
Weighted average shares outstanding:
Basic and diluted	24,409	25,877	24,405	25,877

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,485	$10,874
Accounts receivable, net	8,621	9,723
Prepaid expenses and other current assets	3,793	3,418
Total current assets	25,899	24,015
Property and equipment, net	7,057	7,125
Right-of-use assets	6,296	7,005
Other assets	3,046	2,110
Deferred income taxes	2,183	1,906
Intangibles, net	4,821	5,477
Goodwill	2,026	2,108
Total assets	$51,328	$49,746
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable, accrued expenses and others	$5,438	$4,759
Accrued salaries, wages and related benefits	4,889	4,265
Income and other taxes	4,764	4,183
Current portion of long-term obligations	1,801	912
Operating lease liability - current portion	834	1,107
Total current liabilities	17,726	15,226
Deferred income taxes	329	363
Long-term obligations, net of current portion	5,174	4,534
Operating lease liability, net of current portion	6,199	6,731
Non-controlling interests	(3,399)	(3,417)
STOCKHOLDERS' EQUITY	25,299	26,309
Total liabilities and stockholders’ equity	$51,328	$49,746

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW INFORMATION

(Unaudited)

(Dollars in thousands)

	Six Months Ended June 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(904)	$(1,112)
Non-cash expenses:
Depreciation and amortization	1,267	1,561
Stock-based compensation	468	274
Deferred income tax	(237)	(677)
Pension amortization	396	240
Total	1,894	1,398
Changes in assets and liabilities	2,194	2,829
Cash flows from operating activities	$3,184	$3,115
Cash flows from investing activities	$(970)	$(813)
Cash flows from financing activities	$447	$(699)

INNODATA INC. AND SUBSIDIARIES

CONSOLIDATED REVENUE

(Unaudited)

(Dollars in thousands)

Revenue

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
DDS	$9,858	$10,052	$20,267	$20,229
Synodex	1,201	915	2,483	1,939
Agility	2,804	2,672	5,643	5,165
Total Revenue	$13,863	$13,639	$28,393	$27,333